CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32022) pertaining to the YouthStream Media Networks, Inc. 2000 Stock Incentive Plan and Registration Statement (Form S-4 No. 333-95201) of YouthStream Media Networks, Inc. and in the related Prospectus of our report dated September 1, 2000, with respect to the consolidated financial statements of YouthStream Media Networks, Inc. included in the Annual Report (Form 10-KSB) for the year ended June 30, 2000.


                                               /s/ ERNST & YOUNG LLP

New York, New York
September 26, 2000